UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 19, 2010 (November 17, 2010)
DAWSON GEOPHYSICAL COMPANY
(Exact name of registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800
MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 17, 2010, the Board of Directors of Dawson Geophysical Company (the “Company”) amended the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to replace Article II, Section 2 with a new provision, which allows the Company’s Board of Directors (the “Board”) to designate the date of the Company’s annual meetings of shareholders. Previously, the Bylaws provided a fixed date for the annual meeting.
     Pursuant to the new Bylaw provision, the Board has designated that the Company’s upcoming annual meeting of shareholders will take place on January 18, 2011, rather than January 25, 2011, the date previously set by the Bylaws as the meeting date.
     The foregoing description of this amended provision of the Bylaws is qualified in its entirety by reference to Amendment No. 1 to the Bylaws, which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: November 19, 2010	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Amendment No. 1 to Bylaws.